UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported) December 23, 2003


                                   AGWAY INC.
                                   ---------
             (Exact name of registrant as specified in its charter)


Delaware                            2-22791                           15-0277720
--------------------------------------------------------------------------------
(State or other jurisdiction      (Commission                      (IRS Employer
of incorporation)                 File Number)               Identification No.)


333 Butternut Drive, DeWitt, New York                                      13214
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)



        Registrant's telephone number, including area code (315) 449-6568








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ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE

On December 23, 2003, Agway, Inc. ("Agway" or "Company") filed with the United States Bankruptcy Court for the Northern District of New York ("Bankruptcy Court"), which oversees the Company's reorganization under title 11 of the United States Code ("Bankruptcy Code"), unaudited consolidated financial statements for Agway and its subsidiaries as of and for the year ended June 30, 2003 and as of June 30, 2002 and each of the years in the two-year period then ended, which have been restated as discussed in Note 2. A copy of these unaudited consolidated financial statements is filed as an exhibit hereto.

The unaudited consolidated financial statements were filed in anticipation of its submission to the court of a plan of reorganization under the Bankruptcy Code ("Plan") and the related disclosure statement required to be submitted to the holders of claims against and equity interests in the Company with respect to solicitation of their acceptance of the Plan ("Disclosure Statement"). The Disclosure Statement will refer to the information regarding the operations and financial condition of the Company found in these unaudited consolidated financial statements and in its reports filed with the Securities and Exchange Commission (the "Commission") including the Form 10-K for the fiscal year ended June 30, 2002 and in the Forms 10-Q filed for the first three quarters of fiscal year 2003.

The Company has not filed a Form 10-K for the fiscal year ended June 30, 2003 and has only filed current reports on Form 8-K since its filing of its Form 10-Q for the third quarter of the 2003 fiscal year on May 20, 2003. On June 3, 2003, Agway requested that the staff of the Commission ("Staff") agree not to recommend enforcement action to the Commission if the Company follows the modified reporting procedures consistent with the requirements of Securities Exchange Act Release No. 34-9660 (June 30, 1972) (the "Release"), the Division of Corporation Finance's Staff Legal Bulletin No. 2 (the "Staff Legal Bulletin") and prior no-action letters issued by the Staff. In its request, the Company proposed, in lieu of continuing to file quarterly and annual reports under
Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), to file with the Commission on Form 8-K copies of certain financial information filed with the United States Bankruptcy Court. A final response to this request has not been received but the Staff has advised the Agway that it would not taken action against the Company for not filing its Form 10-K or subsequent Form 10-Qs pending the Staff's response.

The unaudited consolidated financial statements as of June 30, 2002 and for each of the years in the two-year period then ended have been restated for certain matters discussed in Note 2 to those consolidated financial statements. As stated in management's report, which accompanies those consolidated financial statements, had those matters been correctly accounted for and reported, it would not have impacted the Company's debt covenant compliance and management's compensation would not have changed. Moreover, these matters that resulted in the restatement of the consolidated financial statements will not impact the contemplated distribution to claimants under the plan proposed by the Company.

The accompanying unaudited consolidated financial statements have been prepared on the basis that the Company continues as a going concern. However, management's proposes to sell the remaining businesses and liquidate the Company, which raises a substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Note 3 to the unaudited consolidated financial statements and the status of the sale of the Company's remaining businesses is described in Notes 1 and 16. These unaudited consolidated financial statements do not include any adjustments that may result from the Chapter 11 proceedings and the proposed liquidation of the Company.

We have engaged our independent auditors to perform an audit of the Company's consolidated financial statements as of and for the years ended June 30, 2003 and 2002 and for each of the years in the three years ended June 30, 2003. If and when such audit is completed, we expect the independent auditors will render an opinion not only on the consolidated financial statements as of and for the year ended June 30, 2003, but also on the restated consolidated financial statements as of June 30, 2002 and for each of the years in the two-year period ended June 30, 2002. Since an audit is not yet completed, it is possible that additional items may be discovered which would cause the Company to change the amounts reported in its June 30, 2003 consolidated financial statements or further restate the consolidated financial statements as of June 30, 2002 and for each of the two years in the period then ended. In particular, we are currently discussing with the independent auditors the accounting for the settlement and curtailment of retiree benefits recognized during the years ended June 30, 2003 and 2002 that could increase our net loss and decrease shareholders' equity by approximately $10,800,000 at June 30, 2003 and decrease our net loss and increase equity by approximately $200,000 at June 30, 2002. At the conclusion of these discussions, we may need to restate our financial statements for the aforementioned periods and any restatement adjustments may be significant with respect to the timing of income or loss recognition but will not affect the amount creditors will receive in a distribution from Agway.

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ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE (CONTINUED)

Management has provided in its report that, except for the possible adjustments discussed in the paragraph above, the unaudited consolidated financial statements have been prepared by the Company in conformity with accounting principles generally accepted in the United States of America. Further, the consolidated financial statements do not include a report of the Company's independent auditors. As a result, the consolidated financial statements are unaudited and do not meet the requirement for such report set forth in the Commission's Regulation S-X if they were filed with the Company's Form 10-K for the fiscal year ended June 30, 2003.

The covenants of the Company's debtor-in-possession lending facility (DIP Facility) require us to provide the lenders with audited consolidated financial statements. In the event the Company does not provide these lenders with audited consolidated financial statements by December 31, 2003, the Company will be in violation of a covenant under the DIP lending facility.. The lenders under the DIP Facility have granted extensions regarding this covenant requirement in the past, but there can be no assurance that they will continue to do so. In any event, since there is no outstanding debt under the DIP Facility and the outstanding letters of credit are collateralized with cash at 108% of the outstanding balance, it is unlikely that there will be any material impact from such a violation on the Company's unaudited consolidated financial statements as of June 30, 2003 and for each of years in the three year period then ended and there will be no impact on the amount of distribution available to creditors.























CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Agway is including the following cautionary statement in this Form 8-K to make applicable and take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statement made by, or on behalf of, Agway. Where any such forward-looking statement includes a statement of the assumptions or basis underlying such forward-looking statement, Agway cautions that, while it believes such assumptions or basis to be reasonable and makes them in good faith, assumed facts or basis almost always vary from actual results, and the differences between assumed facts or basis and actual results can be material, depending upon the circumstances. Certain factors that could cause actual results to differ materially from those projected have been discussed herein and include the factors set forth below. Other factors that could cause actual results to differ materially include uncertainties of economic, competitive and market decisions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Agway. Where, in any forward-looking statement, Agway, or its management, expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement of expectation or belief will result or be achieved or accomplished. The words "believe," "expect," "intend" and "anticipate" and similar expressions identify forward-looking statements.

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

The following exhibits are filed as part of this report:

No.
---

99.1     Unaudited financial statements for the year ended June 30, 2003

99.2 Limited Waiver To Senior Secured, Super-Priority Debtor-In-Possession Credit Agreement, dated as of November 30, 2003

99.3     Limited Consent, dated as of December 17, 2003



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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               AGWAY INC.
                                               (Registrant)



Date       December 23, 2003                 By       /s/ PETER J. O'NEILL
       --------------------------------          -------------------------------
                                                          Peter J. O'Neill
                                                        Senior Vice President
                                                       Finance & Control
                                                (Principal Financial Officer and
                                                    Chief Accounting Officer)














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